LEASE AGREEMENT

between

SUSTAIN RESOURCES (PRIVATE) LIMITED

(the "Lessor")

And

ECO-EQUITY ZIMBABWE (PRIVATE) LIMITED

(the "Lessee")

WHEREAS:

A. The lessor is the owner of a farm subdivision 1 of Carswell farm, Nyabira called Carswell Farm, measuring 550 hectares together with all the buildings and improvements situated on it;

B. The lessor wishes to lease the farm measuring 150 hectares (hereinafter referred to as the 'property' or the 'farm') to the lessee subject to the following terms and conditions.

DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Agreement, the following words and expressions have the following meanings:

Agreement	Means this lease agreement;
Business Day	means any day other than a weekend or public holiday in Zimbabwe;
Commencement Date	means the date of the last signature , subject to the Agreement having become effective;
Commercial Activities	means the preparation of the land for farming of cannabis, and or actual farming of cannabis on the Farm, and any other crops.
Dispute	means any dispute, difference, controversy, claim, counterclaim or cross-claim between Parties arising out of or relating to this Agreement, including but not limited to, any question regarding its existence,

signature, validity, interpretation, performance, amendment, breach, termination or suspension, including, in each case, before or after any suspension or termination or purported suspension or termination;

Force Majeure	has the meaning ascribed to it in Clause 18.1 ;
Lease	means the lease of the Property under this Agreement;
Lease Term	means the period from the Commencement Date up until nine years 11 months AND immediately renewable AT SOLE INSISTENCE OF LESSEE thereafter for another 9 years 11 months
Permitted Use	means the use of the Property for the commercial farming of cannabis (for medicinal and scientific research),
Property	the land known as a portion of Subdivison 1, Carswell Farm Nyabira called Carswell Farm and is vacant farmland measuring 150 hectares, more specifically detailed in the map attached hereto as Annexure "A" The boundaries of the leased portion are to be surveyed by Lessee at its cost, and will include the boreholes listed as BH 3 and BH 5 which on the map fall outside the leased area.

Rent	means the rent payable by the Lessee to the Lessor in accordance with Clause 3 of this Agreement;
Signature Date	means the date on which this Agreement is executed by the Parties;
Termination Date	has the meaning given in Clause 17.

1.2 **Interpretation**

In this Agreement, reference to:-

(a) a **person** shall be construed as a reference to any person, firm, company, corporation, society, trust, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(b) the headings in this Agreement do not affect its interpretation;

(c) words importing the singular shall include the plural and vice versa;

(d) a person shall be construed as including a reference to its successors, permitted transferees and permitted assigns in accordance with their respective interests; and

(e) the schedules and annexures to this Agreement form part of this Agreement and will be of full force and effect as though they were expressly set out in the body of this Agreement.

2. GRANT OF LEASE

2.1 **Grant**

The Lessor leases the Property to the Lessee subject to the terms and conditions of this Agreement. The Lease is granted together with all rights of the Lessee contained in this Agreement.

2.2 **Term**

3.21 This Agreement shall continue for nine years and 11 months (the Lease Term) and shall be irrevocably renewed by the Lessee for another nine years and 11 months on the same terms and conditions. Lessee shall not have to give any notice to renew.

4. **RENT AND OTHER PAYMENTS**

4.21 Rent Before production. Suppose Production ceases for any reason

4.22 For the first twenty-four months (until the lessee is in total production of cannabis). In that case, it shall pay a flat monthly rental based at USD 1500 per Hectare per month, payable quarterly in arrears. Rent During Production (of Cannabis or any other product)

4.23 Once producing, the Rent payable by the Lessee shall be 0.25% of the annual gross revenue of all production. If the lessee does not undertake any meaningful permitted commercial activities as outlined in its financial plan, or for that matter, undertakes the same and then stops, then the lessee will pay a flat rent as outlined in clause 3.2.

4.24 The parties have agreed that a copy of the financial forecast for the Lease Term shall be given to the lessor before the signature date of this Agreement as per the ZIDA application.

4.25 The Lessor shall furnish the Lessee with all CD1 export documents generated from all exports of commercial crops and any other documentation reasonably required by the Lessor to calculate the amount payable as Rent in respect of Clause 3 .4 .

4.26 In respect of the Rent to be paid from the Lessee's commercial activities, the Lessee shall pay rent to the Lessor after every month based on the calculations from point 4.1. The Rent shall be paid by the Lessee directly into an account nominated by the Lessor in Zimbabwe.

5. RATES, LOCAL AUTHORITY CHARGES, AND LICENCING FEES

5.21 During the Lease Term, the Lessee shall pay rates, duties, taxes and other outgoings payable or imposed by the local authority with proper jurisdiction over the Property and which are lawfully levied by such local authority in respect of the Property ("**Rates**"), this pertaining only to the period 1 September 2019 onwards. All Rates required to be paid by the Lessee shall be paid directly to the appropriate authority levying such Rates.

5.22 The Lessee shall, within fourteen (14) Business Days of receiving a written request by the Lessor, provide evidence that all Rates due and required to be paid by the Lessee have been duly paid. The provision of such evidence by the Lessee shall be limited to copies of receipts or other documentation made available by the authority receiving the payment of any Rates. Where no such receipt or documentation is made available by such relevant authority, the Lessee shall be obligated to provide written confirmation of such payment.

5.23 The Lessee shall, in addition, pay on or before the due date all such fees as may be payable to permit the use made by the Lessee of the Property and shall within five(5) working days of receipt of a request from the Lessor provide proof to the satisfaction of the Lessor of the payment of such amounts.

6. EXCLUSIVITY

During the Lease term, the Lessor shall not enter into any discussions, negotiations, agreements or understandings relating to the direct or indirect acquisition or lease of the Property with any person other than the Lessee. No other cannabis leases shall be granted on the adjacent pieces of property.

7. CONDITION OF THE PROPERTY DURING THE LEASE

7.21 The Lessee shall keep the Property in good repair and condition.

7.22 The Lessee shall be deemed to have inspected the Property on the Commencement Date and satisfied that the Property is in a reasonable condition. However, it is an undeveloped farm.

8. IMPROVEMENTS

8.21 During the Lease Term, it is acknowledged that the lessee will be developing the property into a state-of-the-art cannabis facility with significant fixed infrastructure on what is essentially vacant land. The Lessee shall put all structures and improvements necessary for its operations at its own cost.

8.22 On expiry or termination of the Lease, AFTER THE **SECOND NINE YEAR** PERIOD, the parties agree that:

(a) all unmoveable structures on the land remain the property of the lessee, and

(b) the movable structures shall belong to the Lessee and shall be removed from the Property by the Lessee.

8.23 On expiry or termination of the Lease, whatsoever and howsoever BEFORE THE EXPIRATION OF THE **SECOND NINE YEAR** PERIOD, the parties agree that:

(a) all immovable structures on the Property shall be compensated for by the lessor to the lessee at a fair market rate as valued by its commercial production capability, and

(b) the movable structures shall belong to the Lessee and shall be removed from the Property by the Lessee.

9. INSURANCE

The lessee shall at all times keep insured all buildings and other permanent improvements now existing on the Property for their total value against the usual risks for commercial farming ventures and shall pay all premiums in respect of such insurance.

10. OCCUPATION, USE AND STANDARDS

10.21 The Lessee must not use the Property for any purpose other than the Permitted Use except with the Lessor's consent (with such consent not being unreasonably withheld). The Lessee shall carry on all farming operations by the recognised farming practice and concerning soil husbandry. In particular, it shall take all such steps as may be necessary:

(a) for the prevention of uncontrolled veld fires by the provision of adequate fire guards where it is necessary to safeguard plantation, crops and improvements;

(b) to comply with all government laws and regulations relating to the clearing of lands and the control of noxious or harmful weeds and generally to do whatever may be necessary to eliminate or restrain weeds that are harmful to the soil, water supplies, crops or grazing;

(c) for the prevention and control of plants, pests and diseases;

(d) to prevent any person other than the Lessee's employees or their families from residing on the Property and to ensure that such employees and their families comply with the applicable terms and conditions of this Agreement;

(e) to prevent the working of loam soils that are excessively wet;

(f) to ensure the proper layout of irrigable lands, and careful application of water to such lands whenever it may become necessary;

(g) to employ recognised methods of preserving the fertility of the soil and of preventing soil erosion, and to protect the fertility of all lands;

(h) to observe and comply with any condition imposed by any water court or any other competent authority relating to the use of water rights attaching to the Property, which rights shall remain the property of the Lessor;

(i) to prevent damage to or deterioration of the source and course of public and private streams, and to comply with all governmental regulations relating to or governing the use of streams or river banks;

(j) to maintain in good order and condition all existing soil and water conservation and irrigation works.

11. MAINTENANCE

11.21 The Lessee shall:

(a) at its own expense maintain all buildings and improvements including buildings, roads, fences, gates, machinery, implements, pumps and other installations on the Property in the same condition and repair as on the Commencement Date, (if applicable), fair wear and tear is considered; and

(b) at the termination of this Agreement return or re-deliver them to the Lessor in the same good order as they were in at the Commencement Date, fair wear and tear expected.

11.22 The Lessee shall not be responsible for any structural defects in any buildings but shall give the Lessor notice of any such defect immediately upon such defect becoming known to him.

12. **ACCOMODATION FOR SECURITY**

13. For the duration of the Lease Term, the Lessee shall provide security for the leased area.

14. **INDEMNITIES AND LIABILITY**

14.21 **Lessee Indemnification**

The Lessee shall indemnify and keep indemnified the Lessor at all times from and against all documented and reasonable loss, damage, liabilities, claims, proceedings, costs and expenses (collectively referred to as "**Liability"**) suffered or incurred by the Lessor as a direct result or consequence of any wrongful act, neglect, or default of the Lessee in connection with the Permitted Use of the Property or the exercise of the Lessee's rights. The Lessor must as soon as practical provide the Lessee with notice of any Liability.

14.22 **Lessor Indemnification**

The Lessor shall indemnify and keep indemnified the Lessee at all times from and against all liability suffered or incurred by the Lessor as a direct result or consequence of any wrongful act, neglect, or default of the Lessor. The Lessee must, as soon as practical, provide the Lessor with notice of any Liability.

14.23 **Indirect loss**

Subject to Clause 12 .4 and 12 .5, neither Party shall be liable to the other Party whether pursuant to any provision of this Agreement (including any indemnity given in this Agreement) for damages for any economic loss or indirect:

(a) loss of profits or revenue;

(b) loss of use;

(c) loss of production;

(d) loss of business or loss of business opportunity; or

(e) loss of goodwill.

14.24 Nothing in this Agreement shall exclude or limit the liability of one Party to the other for death or personal injury resulting from the negligence of that Party or any of its officers or employees.

14.25 Clause 12 .3 shall not prevent or exclude:

(a) Lessee liability in the event of any fraud, fraudulent misrepresentation, or corruption on the part of the Lessee or the Lessee's directors, officers, or employees; or

(b) Lessor’s liability in the event of any fraud, fraudulent misrepresentation, or corruption on the part of the Lessor or the Lessor’s directors, officers, or employees.

15. ASSIGNMENTS AND TRANSFERS

Neither Party may assign or transfer all or any of its rights, obligations or liabilities under this Agreement.

16. INSPECTION

The Lessor shall be entitled to inspect the Property during normal business hours provided that a written request is provided to the Lessee at least seven (7) days in advance of any such inspection and the Lessee

consents to such an inspection (with such consent not being unreasonably withheld).

17. LIAISONS

Each party shall designate one representative to act as such party's primary contact person in connection with this agreement (each, a 'liaison'). The Liaisons will represent the parties in overseeing the implementation and ongoing operation of this agreement.

18. EVENTS OF DEFUALT

18.21 Lessee Events of Default

Each of the following events shall constitute a Lessee Event of Default, unless such event occurs as a result of a Lessors' Event of Default, or an event or circumstance of Force Majeure:

(a) the assignment or transfer of the Lessee's rights or obligations under this Agreement without the prior written consent of the Lessor, which shall not be unreasonably withheld;

(b) if the Lessee defaults in making payment of any Rental properly due and payable,which default has not been rectified within thirty (30) ordinary days from receiving written rectification notice from the Lessor; or

(c) any other material breach, by the Lessee, of a material obligation of this Agreement, which has a material adverse effect on the interests of the Lessor under this Agreement and where the

Lessee fails to remedy such breach within thirty (30) ordinary days of receiving written notice from the Lessor specifying the relevant material breach.

18.22 **Lessors' Events of Default**

Each of the following events shall constitute a Lessors' Event of Default unless such event occurs as a result of a Lessee Event of Default, or circumstance of Force Majeure: the assignment or transfer of the Lessor's rights or obligations under this Agreement without the prior written consent of the Lessee;

(a) any other material breach, by either the Lessor of a material obligation of this Agreement, which has a material adverse effect on the interests of the Lessee under this Agreement and where the Lessor fails to remedy such breach within thirty (30) days of receiving written notice, from the Lessee, specifying the relevant material breach.

(b) Failure to give unfettered access to the property.

18.23 **Remedies**

(a) In the event of the Lessee or the Lessor failing to observe or perform for whatever reason, their obligations in terms hereof after receiving the notices specified in Clauses 16(1)(b), 16(1)(c) and 16.2 (a) (b), the aggrieved party shall be entitled to any or all of the following remedies:

(i) To terminate this Lease after giving a further 14 ordinary days written notice;

(ii) To sue for damages;

(iii) To sue for specific performance;

(iv) To recover any costs on an attorney-client scale which may arise from such breach from the guilty party.

(c) The exercise by any party of either one or all of the remedies provided above shall be without prejudice to any other remedy they may have under the law.

(d) The issue on what is material if disputed shall be decided by Arbitration.

19. TERMINATION

19.21 Termination Date

This Agreement shall terminate on the Termination Date, which shall be the earlier of

(a) the expiry of the Second Lease Term (unless Lessee has indicated it does not wish to renew for the second term – the lease rollover is automatic unless stated otherwise); or

(b) termination in terms of Clause 16.3 (a) by the Lessor or the Lessee; or

(c) termination due to Force Majeure; or

(d) termination at the election of the Lessee (in its sole discretion) upon giving the Lessor twelve (12) months prior written notice.

20. FORCE MAJEURE

20.21 Force Majeure Inclusions

A Force Majeure shall consist of events beyond a Party's reasonable control, which could not have been prevented by the Party affected by such event ("**Affected Party**"), and which prevents such Party from complying (in whole or in part) with its obligations under this Agreementincluding, without limitation:

a) an act of God, including but not limited to lightning, fire, earthquakes, volcanic activity, floods, storms, cyclones, typhoons, drought or tornadoes;

b) pandemics, epidemics, famine or plagues;

c) explosions, including nuclear explosions, radioactive or chemical contamination or ionising radiation (other than resulting from an act of war);

d) any act of war (whether declared or undeclared), invasion, armed conflict or act of foreign enemy, blockade, embargo, revolution, riot, insurrection, civil commotion, act of terrorism, sabotage or piracy; and

e) labour disputes, including strikes, works to rule or go-slows or lockouts which is part of a labour dispute of a national character occurring in Zimbabwe.

20.22 **Notification of Force Majeure**

a)If the Affected Party wishes to claim relief on account of an event or circumstance of Force Majeure it shall give notice to the other Party of such Force Majeure as soon as reasonably practicable after becoming aware of the same and in any event not later than seven (7) days after the date on which such Party knew or reasonably ought to have known that such event was existing or occurring,

provided that the failure of the Affected Party to provide notice within such period, shall not preclude the Affected Party from subsequently notifying the other Party of such event or circumstance of Force Majeure, but in such case, the Affected Party shall only have the benefit of the provisions of this Clause 18 with effect from the date such notice is received by the other Party.

b) Each notice given by an Affected Party to the other Parties pursuant to Clause 18.2(a) shall specify:

(i) the event or circumstance of Force Majeure in respect of which the Affected Party is claiming relief;

(ii) the effect which such event or circumstance of Force Majeure is having on the Affected Party's performance of its obligations under this Agreement;

(iii) the measures which the Affected Party is taking or proposes to take to overcome the impact of the event or circumstance of Force Majeure; and

(iv) the period of time which the Affected Party estimates will be required to overcome the impact of the event or circumstance of Force Majeure.

c. The Affected Party shall, in respect of any event or circumstance of Force Majeure in respect of which it has claimed relief under this Clause 18:

(v) use its reasonable endeavours to minimise the effects of such Force Majeure, and to remedy any inability to perform its obligations due to such Force Majeure, provided that the Affected Party shall not be obliged to

take any steps which would be beyond its reasonable control;

(vi) furnish monthly reports to the other Parties regarding the progress in overcoming the effects of such Force Majeure, and provide such other information as the other Parties may reasonably request regarding the Affected Party's claim, provided that the Parties may agree in writing, given the expected duration or nature of the Force Majeure, that reports may be furnished less frequently than fortnightly; and

(vii) afford to the other Parties reasonable opportunity for obtaining further information about the event or circumstances which constitute such Force Majeure, if relevant.

d) When the Affected Party is able to, or should be able to, resume performance of its obligations under this Agreement, which obligations would have been affected by the occurrence of an event or circumstance of Force Majeure, then the period of Force Majeure relating to such event or circumstance shall be deemed to have ended, and the Affected Party shall serve notice to that effect on the other Parties, without delay but, in any event, not exceeding seven (7) days.

20.23 **Consequences of Force Majeure**

The consequences of a Force Majeure shall be as follows:

a) the Parties shall be relieved of their obligations to the extent of the Force Majeure;

and

b) where a Force Majeure prevents the Affected Party from fulfilling substantially all of its obligations under this Agreement, for a continuous period of 365 days, any Party may terminate this Agreement.

21. HOLDING OVER

In the event that the Lessee should dispute the right of the Lessor to obtain sole possession of the Property upon the termination of the Lease, the Lessee shall be liable to the Lessor in damages for holding-over of the Property in the amounts of such Rent as would ordinarily be due in terms of this Agreement. In addition, the Lessee shall continue to perform and observe all the obligations required of the Lessee under this Agreement for the duration of the holding-over period.

22. REPRESENTATIONS, WARRANTIES & COVENANTS

22.21 **Lessee Representations and Warranties**:

The Lessee represents and warrants, to the Lessor, that as at the Signature Date:

(a) the Lessee has the power to enter into, and perform, this Agreement and to perform its obligations hereunder, and all such actions have been duly authorised by all necessary corporate proceedings on its part;

(b) the execution, delivery and performance of this Agreement will not conflict with, result in the breach of, constitute a default under, or accelerate performance required by, any of the terms of the constitutional documents of the Lessee or any law, covenant, agreement, understanding, decree or order to which the Lessee is a party, or by which Lessee or any of its properties or assets is bound or affected;

(c) this Agreement has been duly and validly executed and delivered by the representative of the Lessee, and constitutes legal, valid and binding obligation of the Lessee, enforceable in accordance with its terms; and

(d) each representation or warranty by the Lessee contained herein is true, complete, and accurate in all respects and not misleading in any respect as of the date of this Agreement.

22.22 **Lessee's Covenants**

The Lessee covenants and agrees that:

(a) as to its use and occupancy of the Property, it shall conform to and shall not violate any laws of Zimbabwe; and

(b) it shall not cause or permit any hazardous substance to be used, stored, generated, or disposed of on, in or about the Property, without obtaining the Lessor's prior written consent, (other than fuel and CO2).

22.23 **Lessor's Representations and Warranties**

The Lessor represents and warrants, to the Lessee, that as at the Signature Date:

(a) it has valid and beneficial title to the Property, and will give unfettered access thereto to the lessee;

(b) it has full power and authority, and legal right, to execute this Agreement, to assume the obligations contained in this Agreement, and to perform its obligations and observe the terms and provisions hereof;

(c) the execution, delivery and performance of this Agreement, will not conflict with, result in the breach of, constitute a default under or accelerate performance required by, any of the terms of the constitutional documents of the Lessor or any law, covenant, agreement, understanding, decree or order, to which the Lessor is a party or by which the Lessor or any of its properties or assets is bound or affected; and

(d) this Agreement has been duly and validly executed and constitutes legal, valid and binding obligation of the Lessor, enforceable in accordance with its terms.

23. **CONFIDENTIALITY**

23.21 The Parties agree that:

(a) the information in this Agreement (including, without limitation, the identity of the Parties) and the agreement itself; and

(b) information disclosed pursuant to, or in connection with, this Agreement, including information disclosed in contemplation of

this Agreement, and all information concerning the business, customers, assets or affairs of a Party (including any technical, economic, financial or marketing information), in each case disclosed by or on behalf of such Party to the other Party (or to a third party on such other Party's behalf) shall be deemed confidential ("**Confidential Information**").

23.22 the Parties agree without the prior written of the other Party:

(a) to keep confidential, and not to disclose, such Confidential Information; and

(b) not to use such Confidential Information for commercial purposes or any other purpose other than in connection with the performance of its obligations in accordance with this Agreement.

23.23 Excluded information

(a) The Parties agree that the confidentiality obligations set out in Clause 21.2 shall not apply to Confidential Information that:

(i) is disclosed by a Party to the directors or any employees of the Party to the extent required for the proper performance of their work in connection with this Agreement, provided that such Party shall ensure that such directors and employees shall keep the Confidential Information confidential on the same terms as are provided in this clause, and disclosure or use of the Confidential Information by any such directors or employees in contravention of such terms shall be deemed to be an unauthorised disclosure or use by the

Party disclosing the same to such directors and employees;

(ii) is publicly available or becomes publicly available otherwise than as result of a breach of this Agreement;

(iii) a Party can demonstrate it was in its possession prior to receipt thereof from the other Party, and that it was not obtained from any other person under an obligation of confidentiality;

(iv) is disclosed to the extent required by law, rule, regulation, or process, or as required by any rules and regulations of any recognised stock exchange, system operator, government agency, or other competent authority having jurisdiction over a particular Party or to the extent required for the purposes of any judicial, arbitral or administrative proceedings (including any arbitral proceedings conducted pursuant to Clause 23), including by any process having the force of law in connection therewith; provided that the Party disclosing such information, to the extent practicable and permissible under such law, rule, regulation or process, uses reasonable endeavours to prevent or limit the disclosure, and gives the other Parties prompt notice of such disclosure.

24. DISPUTE RESOLUTION

24.21 Any dispute between the Parties shall be resolved in accordance with the dispute resolution procedures in this Clause 22 and Clause 23.

24.22 Either Party to a dispute shall give to the other written notice (a "**Dispute Notice**") setting out the material particulars of the Dispute and requesting the parties to meet in person or virtually within thirty (30) Business Days of the date of receipt of the Dispute Notice by the relevant Party. The Parties will attempt, in good faith and using their reasonable endeavours at all times, to resolve the Dispute amicably.

24.23 If the dispute is not resolved within fourteen (14) Business Days of receipt of a Dispute Notice, or such longer period as may be mutually agreed by the Parties in writing, then the provisions of Clause 23 shall apply.

25. ARBITRATION

25.21 Each Party agrees unconditionally, and irrevocably, that any Dispute not resolved in accordance with Clause 22 shall be referred to, and finally resolved by arbitration. In any arbitration:

(a) there shall be one (1) arbitrator, who shall be appointed by the sitting President of the Law Society of Zimbabwe

(b) the seat, or legal place, of arbitration shall be Harare, Zimbabwe; and

(c) the language to be used in the arbitral proceedings shall be English.

25.22 Nothing herein contained shall be deemed to prevent or prohibit a Party to the arbitration from applying to the appropriate court for urgent relief.

25.23 The decision of the arbitrator shall be final and binding, and shall be delivered within fourteen (14) Business Days, or such other extended period as the Parties may agree, from the date of appointment of the arbitrator.

25.24 The costs of the arbitrator shall initially be borne by all the Parties, although the arbitrator may in his award, grant costs of the arbitration against the unsuccessful Party.

25.25 This Clause 23 will continue to be binding on the Parties, notwithstanding any termination or cancellation of the Agreement.

25.26 **Obligations during Disputes**

(a) While a Dispute is continuing, the Parties are required to continue to perform their respective obligations under this Agreement, until such dispute has been fully and finally resolved; and

(b) Where a Dispute has been referred for resolution by arbitration, then neither of the Parties shall be entitled to exercise any rights or election arising in consequence of any alleged default by the other arising out of the subject matter of the dispute until the dispute has been resolved by the decision of the arbitrator.

NOTICES

25.27 All notices, documents, or other communications which are required or permitted hereunder shall be in writing and addressed as follows (domicilium citandi et executandi):

If to the Lessor

Physical Address :96 Palmer Road
Milton Park
Harare

If to the Lessee

Physical Address: 134 Harare Drive, Borrowdale, Harare, Zimbabwe

and copy e-mail to tommy.doran@eco-equity.com

25.28 Any such communication, document or notice in connection with this Agreement shall be:

(a) delivered by hand; (and sent by e-mail); or

(b) sent by airmail or reputable overnight courier.

25.29 Delivery of a notice is deemed to have taken place (provided that all other requirements in this clause have been satisfied):

(i) if delivered by hand at the time when the same is handed to, or left at the address of, the relevant Party or person;

(ii) if sent by e-mail, at the time the e-mail was sent; or

(iii) if sent by reputable overnight courier, on signature of a delivery receipt.

25.30 The parties may each, upon not less than ten (10) Business Days' prior notice to the other, change the address to which such notices and communications to it are to be delivered.

26. MISCELLANEOUS

26.21 Remedies and Waiver

26.21.1 No delay or omission by, or on the part of, any Party in exercising any right, power or remedy under, or in connection with, this Agreement shall impair such right, power or remedy or operate as a waiver thereof.

26.21.2 Save where expressly set out herein to the contrary, no provision of this Agreement shall be considered waived by any Party, except when such waiver is made in writing. The failure of any Party to insist, in any one or more instances, upon strict performance of any of the provisions of this Agreement, or to take advantage of its rights hereunder, shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue and remain in full force and effect.

26.21.3 The single or partial exercise of any right, power or remedy under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

26.22 Variation

No variation of this Agreement shall be effective unless reduced to writing and signed by or on behalf of a duly authorised representative of each of the Parties.

26.23 **Costs**

Save as otherwise stated in this Agreement, each Party shall pay its costs and expenses concerning the negotiation, preparation, execution and carrying into effect of this Agreement.

26.24 **Further Assurance**

Each Party shall, from time to time, on being required to do so by the other Parties, now or at any time in the future, and the other Parties' reasonable cost, do or procure the doing of all such acts and execute or procure the execution of all such documents in a form satisfactory to such other Parties as those Parties may reasonably consider necessary for giving full effect to this Agreement and securing to such other Parties the full benefit of the rights, powers and remedies conferred upon that Party in this Agreement.

26.25 **Entire Agreement**

This Agreement contains the entire agreement by the Parties relating to the subject matter of this Agreement at the date hereof to the exclusion of any terms implied by law which may be excluded by contract. It supersedes the Parties' previous agreement or understanding (whether written or oral).

26.26 **Successors and Assigns**

This Agreement shall be binding upon and endure to the benefit of the Parties and their respective successors and permitted assigns.

26.27 Severance

If any provision of this Agreement or part of it is rendered invalid, illegal or unenforceable under any law:

(a) the validity, legality and enforceability of this Agreement shall not in any way be affected or impaired, thereby. The Parties shall promptly negotiate new provisions to eliminate the invalidity, illegality or unenforceability and restore this Agreement as near as possible to its original intent and effect.

26.28 Counterparts

This Agreement may be executed in several counterparts, and all such counterparts shall constitute one agreement binding on the Parties. They shall have the same force, notwithstanding that the Parties may not be signatories to the same original or the same counterpart.

26.29 Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed by the laws of Zimbabwe.

THUS DONE AND EXECUTED at HARARE on the 1st day of September 2019, in the presence of the undersigned witnesses.

The Lessor

____

Freedom Nyika Tsodazai For and on behalf of Sustain Resources (Private) Limited

AS WITNESSES:

1 Darlington Ganda

2 Forbes Chitava

THUS DONE AND EXECUTED at HARARE on the 1st day of September 2019, in the presence of the undersigned witnesses.

The Lessee

____

Jon-Paul Doran For and on behalf Eco-Equity Zimbabwe (Private) Limited

AS WITNESSES:

1 Timothy Ambrose

2 Tommy Doran